UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 11, 2010

Aceto Corporation

 (Exact Name of Registrant as Specified in its Charter)

New York

(State or Other Jurisdiction of Incorporation)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Hollow Lane, Lake Success, New York 11042

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 11, 2010, the Board of Directors of Aceto Corporation (the “Company”) adopted an amendment (the “Amendment”) to Section 6 of Article III of the Amended and Restated By-Laws of the Company (the “By-Laws”) providing that, if present, the President shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board and any lead independent director appointed by the Board of Directors with responsibility for chairing meetings of the Board of Directors in the absence of the Chairman of the Board.  Prior to the Amendment, Section 6 of Article III of the By-Laws provided that if present, the President would preside at all meetings of the Board of Directors in the absence of the Chairman of the Board and the Vice Chairman.

The full text of the By-Laws, as amended, is filed as Exhibit 3.1 to this Current Report, and amended Section 6 of Article III thereof is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Aceto Corporation, as amended, effective October 11, 2010

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: October 14, 2010	By: /s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board and
Chief Executive Officer

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